Exhibit 3.4


                            ARTICLES OF AMENDMENT TO
                     FIRSTLINE ENVIRONMENTAL SOLUTIONS INC.

                                                                          FILED
                                                              06 MAR 30 PM 4:17
                                                             SECRETARY OF STATE
                                                           TALLAHASSEE, FLORIDA

     THE UNDERSIGNED, being the president of Firstline Environmental Solutions Inc., does hereby amend its Articles of Incorporation effective as of March 24, 2006, as follows:

                                    ARTICLE I
                                      NAME

     The name of the Company shall be Gemco Minerals, Inc.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on March 24, 2006 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on March 24, 2006.


/s/ TOM HATTON
--------------
Thomas C. Hatton, President

     The foregoing instrument was acknowledged before me on March 24, 2006 by Thomas C. Hatton, who is personally known to me.

/s/ NORMAN REDDEN
------------------
Notary Public

Norman Redden
Notary Public
205 St. Laurent Ave.
Quesnel, BC V2J 2C3


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